UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 19, 2014

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Main St., Suite 201, Conway AR	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	855-440-8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 19, 2014, the Board of Directors of Inuvo, Inc. (the “Company”) appointed Mr. Bill (F. William) Conner to serve on its Board of Directors.

Mr. Conner is an accomplished engineer, marketer, operator and innovator having recently successfully sold Entrust Inc., a Thomas Brave backed SaaS company where he was President and CEO, to the Datacard Group. Prior to his appointment as President and CEO of Entrust, Mr. Conner held leadership positions on Entrust’s board and executive positions at Nortel and AT&T services. These positions included Chairman of Entrust’s Board of Directors, Nortel’s chief marketing officer and the President of Nortel’s $5 billion dollar revenue Enterprise Data Networks and e-Business Solutions divisions.

    Mr. Conner was appointed as a Class II Director of the Company to hold office until the 2016 annual meeting of stockholders or until his successor has been duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: June 24, 2014	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel